EX-32 7 exh_321.htm EXHIBIT 32.1

EXHIBIT 32.1

EMPIRE ENERGY CORPORATION INTERNATIONAL

CERTIFICATION PURSUANT TO

19 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Empire Energy Corporation International (the “Company”) on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Malcolm Bendall, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Malcolm Bendall
Malcolm Bendall
Chief Executive Officer
June 3, 2010

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Empire Energy Corporation International and will be retained by Empire Energy Corporation International and furnished to the Securities and Exchange Commission or its staff upon request.